UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2021

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03Material Modification to Rights of Security Holders.

On April 22, 2021 (the “Closing Date”), Sunstone Hotel Investors, Inc. (the “Company”) completed its acquisition of the 130-room Montage Healdsburg Hotel located in Sonoma County, California (the “Hotel”) from an affiliate of Ohana Real Estate Investors. The Hotel is part of a master plan project that includes plans for future residences and related amenities. The Montage Residences Healdsburg will feature 40 to-be-built luxury homes that will be eligible to participate in the optional turn-key resort rental program. Affiliates of Ohana Real Estate Investors will continue to own and be responsible for the development and sales of the Montage Residences Healdsburg. The acquisition does not include any of the residences or related amenities, which will be retained by the seller. As partial compensation for the acquisition, on the Closing Date, the Company issued 2,650,000 shares of Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series G Preferred Stock”), to the seller. The Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Amendment and Restatement, as amended and supplemented, established the rights and preferences of the Series G Preferred Stock filed with the State Department of Assessments and Taxation of the State of Maryland on the Closing Date. The Series G Preferred Stock ranks senior to the Company’s common stock, par value $0.01 per share (“Common Stock”), and on parity with the Company’s 6.950% Series E Cumulative Redeemable Preferred Stock, 6.450% Series F Cumulative Redeemable Preferred Stock and future capital stock that the Company may later authorize or issue and that by their terms are on a parity with the Series G Preferred Stock. The shares of Preferred Stock were issued and sold without being registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption under Section 4(a)(2) of the Securities Act, and will not be traded or listed on any securities exchange.

Shares of the Series G Preferred Stock will initially accrue dividends at a rate per annum of the $25.00 per share liquidation preference equal to the net operating income yield of the Hotel, until such time as the first ten Montage Residences on the property, which are not owned by the Company, have been completed (the “Initial Completion Date”). Beginning with the semi-annual dividend period following the Initial Completion Date, the dividend rate will be increased to the greater of the net operating income yield of the Hotel and 3.0%. Beginning with the semi-annual dividend period following the completion of an additional twelve residences on the property (the “Second Completion Date”), which are not owned by the Company, the dividend rate will be increased to the greater of the net operating income yield of the Hotel and 4.5%. One year following the Second Completion Date, the dividend rate will be increased to the greater of net operating income of the Hotel and 6.5% (the “minimum rate”), with the minimum rate increasing by 1.0% each year thereafter.

Dividends are payable semi-annual in arrears on January 15 and July 15 of each year, commencing July 15, 2021. In addition to other preferential rights, the holders of Series G Preferred Stock are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of Common Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs, subject to adjustment as provided in the Articles Supplementary.

The Series G Preferred Stock are redeemable by the Company, in whole or in part, at any time. Upon the occurrence of a “Change of Control” (as defined below), the owner of the majority of the outstanding shares of Series G Preferred Stock will have the option to cause the Company to redeem all outstanding shares of Series G Preferred Stock for cash at the liquidation preference plus accrued and unpaid dividends, if any, to, but not including, the redemption date, subject to adjustment as provided in the Articles Supplementary.

A “Change of Control” is when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
●	following the closing of any transaction referred to in the bullet above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American, LLC (“NYSE American”) or the Nasdaq Stock Market (“Nasdaq”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

A complete description of the Series G Preferred Stock is contained in the Articles Supplementary attached as Exhibit 3.1 to this Current Report on Form 8-K.

On the Closing Date, the Company, as the sole managing member of Sunstone Hotel Partnership, LLC, its wholly owned subsidiary (the “Operating Partnership”), executed the Sixth Amended and Restated Limited Liability Company Agreement of the Operating Partnership (the “LLC Agreement”), among other things, creating a series of preferred units (the “Series G Preferred Units”) that mirrors the rights and preferences of the Series G Preferred Stock described above. At the closing of the offering, the proceeds were contributed by the Company to the Operating Partnership in exchange for 2,650,000 Series G Preferred Units.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01Regulation FD Disclosure.

On April 28, 2021, the Company issued a press release and an investor presentation related to the acquisition of the Hotel and an update regarding the Company’s operations. A copy of each of the press release and the investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this report.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. Furthermore, the information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Articles Supplementary designating the Series G Preferred Stock of Sunstone Hotel Investors, Inc.
3.2	Sixth Amended and Restated Limited Liability Company Agreement of Sunstone Hotel Partnership, LLC.
99.1	Press Release, dated April 28, 2021.
99.2	Investor presentation related to the acquisition of Montage Healdsburg Hotel.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: April 28, 2021	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer